As filed with the Securities and Exchange Commission on January 25, 2006

Registration Statement Nos. 333-20739, 333-58607

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

UNDER THE SECURITIES ACT OF 1933

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA

(State or other jurisdiction of incorporation or organization)

47-0658852

(I.R.S. Employer Identification No.)

13220 CALIFORNIA STREET

OMAHA, NEBRASKA 68154

(Address of Principle Executive Offices and Zip Code)

COMMERCIAL FEDERAL CORPORATION 1996 STOCK OPTION AND INCENTIVE PLAN,

AS AMENDED

(Full title of the Plan)

KEVIN F. AMES

Chief Financial Officer

1450 Treat Boulevard

Walnut Creek, California 94597

(808) 525-7000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Rodney R. Peck

Pillsbury Winthrop LLP

50 Fremont Street

San Francisco, California 94105

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration Nos. 333-20739 and 333-58607) filed on January 30, 1997 and July 7, 1998, as they pertain to the Common Stock of Commercial Federal Corporation, associated with participations in the Commercial Federal Corporation 1996 Stock Option and Incentive Plan, as Amended.

The undersigned Registrant hereby removes and withdraws from registration all securities of Commercial Federal Corporation registered pursuant to these Registration Statements which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 20, 2006.

BANK OF THE WEST

By:	/s/ Kevin F. Ames
Kevin F. Ames
Chief Financial Officer